UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019

IES Holdings, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IESC	NASDAQ Global Market
Rights to Purchase Preferred Stock	IESC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 6, 2019, IES Holdings, Inc., a Delaware corporation (“IES” or the “Company”), entered into a Fifth Amendment (the “Amendment”) to the Second Amended and Restated Credit and Security Agreement by and among the Company, each of the other borrowers and guarantors named therein and Wells Fargo Bank, National Association (as amended, the “Credit Agreement”).

Pursuant to the Amendment, (i) the maturity date of the Credit Agreement has been extended from August 9, 2021 to September 30, 2024, (ii) the interest rate margin applicable to borrowings under the revolving loan has been reduced by 50 basis points at each interest rate level corresponding to a specified level of Company liquidity, (iii) the Company’s minimum EBITDA covenant has been removed, (iv) the Company now has received preapproval for acquisitions with aggregate purchase consideration of up to $25,000,000 per fiscal year so long as certain conditions are met and retains the right to seek lender approval for acquisitions in excess of that amount, (v) the minimum liquidity covenant has been reduced from 30% of the maximum revolver amount to 20% of the maximum revolver amount, (vi) the amount of Company stock that the Company is permitted to repurchase to satisfy employee tax withholding obligations has been increased, and (vii) the Credit Agreement has been updated to reflect certain regulatory and other changes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2019, Gail D. Makode, the Company’s Senior Vice President, General Counsel and Corporate Secretary, notified the Company of her intention to resign from such positions, and all other positions that she currently holds with the Company and any of its subsidiaries, effective as of September 20, 2019, to pursue another opportunity.

Item 7.01.	Regulation FD Disclosure.

On September 9, 2019, the Company issued a press release announcing the Amendment described under Item 1.01 above. The press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Fifth Amendment to Second Amended and Restated Credit and Security Agreement, dated as of September 6, 2019, by and among IES Holdings, Inc., each of the other Borrowers and Guarantors named therein and Wells Fargo Bank, National Association.

Exhibit 99.1	Press Release dated September 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IES HOLDINGS, INC.

Date: September 9, 2019	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel